Exhibit 99.1
May 2, 2017
GenMark Diagnostics Reports First Quarter 2017 Results
First Quarter Revenue Increased 13% Versus Prior Year to $12.5 million
Over 70 ePlex® Customer Agreements in Place Totaling More than 100 Analyzers
ePlex Blood Culture Identification Fungal Pathogen Panel CE Mark Achieved

CARLSBAD, Calif.-(BUSINESS WIRE)- GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today announced financial results for the first quarter ended March 31, 2017.

Revenue for the first quarter of 2017 was $12.5 million, an increase of 13% over the prior year period. Annuity per XT-8 analyzer was $72 thousand in the first quarter and in the mid-$70 thousand range over the last 4 quarters.

Gross profit for the first quarter was $6.2 million, or 49% of revenue, compared with $6.7 million, or 60% of revenue in the same period of 2016.

“Customer experience with ePlex has confirmed its superior ease of use and workflow efficiency, compared with other systems on the market. We designed ePlex to seamlessly integrate the entire diagnostic process from test order entry to reporting patient results,” said Hany Massarany, President and Chief Executive Officer of GenMark. “Customers are also very positive about our efforts to expand the ePlex menu, including our three panel approach to sepsis testing. We recently achieved CE Mark for the Blood Culture ID Fungal Pathogen Panel and expect the Gram Positive and Gram Negative Pathogen Panels to follow suit this quarter. Additionally, our Regulatory and Clinical Affairs teams have been working very closely with the FDA on our 510(k) submissions for the ePlex instrument and RP Panel. We have closed out all the questions raised by the agency during its review process and expect FDA clearance soon,” added Massarany.

Operating expenses for the first quarter of 2017 were $19.7 million compared to $19.4 million in the same period for 2016. The increase was mainly driven by Marketing and Sales expenses as the Company continues to expand its commercial organization in support of the global ePlex product launch.

Loss per share was $0.30 per share for the first quarter of 2017, which was equal to the loss per share in the first quarter of 2016.

The Company ended the quarter with $24.2 million in cash and cash equivalents. The Company's existing debt facility can provide up to an additional $20 million to support the launch of ePlex internationally as well as domestically.

Business Outlook
For full year 2017, the Company continues to expect revenue in the range of $65 to $70 million and gross margin in the range of 48-52%.

The Company will be hosting a conference call to discuss first quarter results in further detail on Tuesday, May 2, 2017 starting at 4:30 p.m. Eastern Time. The conference call will be concurrently webcast. The link to the webcast will be available on the GenMark Diagnostics, Inc. website at www.genmarkdx.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 51141106 approximately five minutes prior to the start time.

ABOUT GENMARK DIAGNOSTICS

GenMark Diagnostics (NASDAQ: GNMK) is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark's proprietary eSensor® detection technology, GenMark's eSensor XT-8® system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. The eSensor detection technology is also incorporated into GenMark's sample-to-answer system, ePlex®. For more information, visit www.genmarkdx.com.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding our future financial performance, the timely commercialization and regulatory clearance of our ePlex system, and the availability of future financing, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully commercialize our ePlex system and its related test menu in a timely manner, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

GENMARK DIAGNOSTICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	March 31, 2017	December 31, 2016
Current assets
Cash and cash equivalents	$13,178	$15,959
Marketable securities	11,007	25,607
Accounts receivable, net of allowances of $2,749 and $2,740, respectively	7,487	9,048
Inventories	9,019	6,633
Prepaid expenses and other current assets	1,419	1,202
Total current assets	42,110	58,449
Non-current assets
Property and equipment, net	18,482	18,268
Intangible assets, net	2,546	2,670
Restricted cash	758	758
Other long-term assets	179	179
Total assets	$64,075	$80,324
Current liabilities
Accounts payable	$5,696	$8,703
Accrued compensation	4,510	5,650
Loan payable	7,685	7,935
Other current liabilities	3,159	4,133
Total current liabilities	21,050	26,421
Long-term liabilities
Deferred rent	3,524	3,652
Long-term debt	12,261	11,880
Other non-current liabilities	186	220
Total liabilities	37,021	42,173
Stockholders’ equity
Preferred stock, $0.0001 par value; 5,000 authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 authorized; 47,084 and 46,554 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	5	4
Additional paid-in capital	396,217	393,322
Accumulated deficit	(369,188)	(355,270)
Accumulated other comprehensive income	20	95
Total stockholders’ equity	27,054	38,151
Total liabilities and stockholders’ equity	$64,075	$80,324

GENMARK DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
Revenue
Product revenue	$12,470	$10,959
License and other revenue	65	105
Total revenue	12,535	11,064
Cost of revenue	6,352	4,375
Gross profit	6,183	6,689
Operating expenses
Sales and marketing	4,693	3,709
General and administrative	4,011	3,419
Research and development	11,035	12,269
Total operating expenses	19,739	19,397
Loss from operations	(13,556)	(12,708)
Other income (expense)
Interest income	52	29
Interest expense	(507)	(277)
Other income	95	33
Total other expense	(360)	(215)
Loss before provision for income taxes	(13,916)	(12,923)
Income tax expense	1	35
Net loss	$(13,917)	$(12,958)
Net loss per share, basic and diluted	$(0.30)	$(0.30)
Weighted average number of shares outstanding, basic and diluted	46,846	42,672
Other comprehensive loss
Net loss	$(13,917)	$(12,958)
Foreign currency translation adjustments	91	47
Net unrealized losses on marketable securities, net of tax	(16)	(17)
Comprehensive loss	$(13,842)	$(12,928)

GENMARK DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2017	2016
Operating activities
Net loss	$(13,917)	$(12,958)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,217	900
Amortization of premiums on investments	19	16
Amortization of deferred debt issuance costs	151	92
Stock-based compensation	2,808	2,402
Provision for bad debt	9	29
Non-cash inventory adjustments	317	75
Other non-cash adjustments	(85)	(49)
Changes in operating assets and liabilities:
Accounts receivable	1,558	1,385
Inventories	(3,118)	501
Prepaid expenses and other assets	(216)	—
Accounts payable	(2,821)	617
Accrued compensation	(1,144)	989
Other liabilities	(343)	(42)
Net cash used in operating activities	(15,565)	(6,043)
Investing activities
Payments for intellectual property licenses	—	(800)
Purchases of property and equipment	(1,888)	(966)
Purchases of marketable securities	13,896	—
Maturities of marketable securities	12,708	(1,766)
Net cash provided by (used in) investing activities	13,896	(966)
Financing activities
Principal repayment of borrowings	(6)	(5)
Proceeds from borrowings	—	—
Costs associated with debt issuance	(20)	(10)
Proceeds from stock option exercises	88	345
Net cash provided by financing activities	62	330
Effect of exchange rate changes on cash	14	7
Net decrease in cash and cash equivalents	(2,781)	(7,472)
Cash and cash equivalents at beginning of period	15,959	35,385
Cash and cash equivalents at end of period	$13,178	$27,913
Non-cash investing and financing activities
Transfer of instruments from (to) property and equipment into inventory	$(415)	$38
Property and equipment costs included in accounts payable	$183	$285
Supplemental cash flow disclosures
Cash paid for income taxes, net	$5	$13
Cash received for interest	$108	$21
Cash paid for interest	$347	$184

GenMark Diagnostics, Inc.
Hany MassaranyPresident/Chief Executive Officer
760-448-4325

Source: GenMark Diagnostics, Inc.

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